Exhibit 10.4

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

among

MEDIA GENERAL, INC.,

NEW YOUNG BROADCASTING HOLDING CO., INC.

and

EACH OF THE HOLDERS OF COMMON STOCK

of

MEDIA GENERAL, INC.
PARTY HERETO

Dated as of June 5, 2013

Table of Contents

Page

1.	Definitions.	2

2.	Registration.	6

3.	Piggyback Registration.	10

4.	Holdback Agreement.	11

5.	Registration Procedures.	12

6.	Registration Expenses.	17

7.	Underwriting Requirements.	17

8.	Indemnification.	18

9.	Rule 144 Information.	22

10.	Miscellaneous.	22

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of June 5, 2013 (this “Agreement”), is entered into among Media General, Inc., a Virginia corporation (the “Company”), New Young Broadcasting Holding Co., Inc., a Delaware corporation (“Phoenix”), and the Holders of Common Stock (as defined below) listed on Schedule I hereto. Capitalized terms not otherwise defined herein have the meanings set forth in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, on June 24, 2010, Phoenix entered into a Registration Rights Agreement (the “Original Agreement”) with certain holders of the Phoenix Class A Common Stock, Phoenix Class B Common Stock and Phoenix Warrants;

WHEREAS, on the date hereof, the Company is entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, General Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of the Company, General Merger Sub 2, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, General Merger Sub 3, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, and Phoenix;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, at the Combination Merger Effective time, (i) each outstanding share of Phoenix Class A Common Stock and Phoenix Class B Common Stock shall automatically be cancelled and retired and shall cease to exist, and shall be converted into the right to receive shares of the Company’s Voting Common Stock or Non-Voting Common Stock and (ii) in accordance with the Phoenix Support Agreement and the Merger Agreement, each Phoenix Warrant issued and outstanding immediately prior to the Combination Merger Effective Time shall be automatically exchanged for the right to receive a number of fully paid, validly issued and nonassessable shares of Voting Common Stock and/or Non-Voting Common Stock;

WHEREAS, resales by the Holders of the Common Stock may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of the Common Stock;

WHEREAS, on the date hereof, pursuant to Section 10(g) of the Original Agreement and in accordance with the terms and conditions of the Merger Agreement, Phoenix and the Holders (as defined in the Original Agreement) of more than a majority in number of Registrable Securities (as defined in the Original Agreement) are agreeing to amend and restate the Original Agreement in its entirety and the Company is being added as a party hereto; and

WHEREAS, the Original Agreement shall remain in effect until immediately prior to the Combination Merger Effective Time, at which time the Original Agreement shall be amended and restated as set forth herein and the Holders (as defined in the Original Agreement) shall have no further rights under the Original Agreement;

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree that, immediately prior to the Combination Merger Effective Time, but subject to the occurrence thereof, the Original Agreement shall be amended and restated as set forth below:

1.             Definitions. As used in this Agreement, the following terms shall have the following meanings; provided, that capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement:

“Adverse Disclosure” means public disclosure of material non-public information which (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning assigned to it under Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in the State of New York.

“Common Stock” means the Company’s (a) Voting Common Stock, (b) Non-Voting Common Stock, and (c) any other shares of common stock of the Company into which such Voting Common Stock or Non-Voting Common Stock shall have been changed or any other shares of common stock of the Company resulting from any reclassification of such Voting Common Stock or Non-Voting Common Stock.

“Company” shall have the meaning set forth in the preamble.

“Covered Person” shall have the meaning set forth in Section 8(a).

“Delay Period” shall have the meaning set forth in Section 2(d).

“Demand Cut-Back Notice” shall have the meaning set forth in Section 2(b).

“Demand Initiating Holders” shall have the meaning set forth in Section 2(b).

“Demand Notice” shall have the meaning set forth in Section 2(b).

“Demand Offering” shall have the meaning set forth in Section 2(b).

“Effectiveness Period” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“free writing prospectus” shall have the meaning set forth in Rule 405 under the Securities Act.

“Hold Back Period” shall have the meaning set forth in Section 4.

“Holder” means each person identified as a Holder on Schedule I hereto who is (or, upon conversion of the Non-Voting Common Stock, will be) the record or beneficial owner of Registrable Securities, together with its successors and permitted assigns, who becomes a party to this Agreement; provided, that for purposes of Section 10, until the Combination Merger Effective Time, a Holder means each “Holder” (as such term is defined in the Original Agreement) who has not elected not to be party to this Agreement by so indicating in such Holder’s Letter of Transmittal or via other notice to the Company pursuant to Section 10(b).

“Indemnified Party” shall have the meaning set forth in Section 8(c).

“Indemnifying Party” shall have the meaning set forth in Section 8(c).

“Initial Registration Statement” shall have the meaning set forth in Section 2(a).

“Initial Underwritten Offering” means the first Demand Offering on or after the Closing Date.

“Inspectors” shall have the meaning set forth in Section 5(l).

“Interruption Period” shall have the meaning set forth in Section 5(n).

“Losses” shall have the meaning set forth in Section 8(a).

“Manager” means any lead managing underwriter or underwriters.

“Marketing Materials” shall have the meaning set forth in Section 8(a).

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Minimum Amount” means $75,000,000.

“Non-Voting Common Stock” means the Company’s Non-Voting Common Stock.

“Original Agreement” shall have the meaning set forth in the Recitals.

“Person” means any individual, corporation, liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Phoenix” shall have the meaning set forth in the Preamble.

“Piggyback Offering” shall have the meaning set forth in Section 3(a).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430(A)), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities and all other amendments and supplements to such prospectus, including post-effective amendments, and all free writing prospectuses and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any free writing prospectus.

“Qualified Offering” means (i) a transaction in which Registrable Securities are sold to an underwriter on a firm commitment basis for resale to the public or to institutional investors, (ii) an offering that is a “bought deal” with one or more investment banks, (iii) a block trade or (iv) other sale of shares to one or more purchasers in a limited offering or sales process. Each of the transactions described in clauses (i), (ii), (iii) or (iv) is referred to herein as a “Type” of Qualified Offering.

“Records” shall have the meaning set forth in Section 5(l).

“Registrable Securities” means (i) the shares of Voting Common Stock issued to the Holders on the Closing Date, and the shares of Voting Common Stock issuable upon the conversion of Non-Voting Common Stock issued to the Holders on the Closing Date, (ii) any (x) additional shares of Voting Common Stock, or (y) shares of Voting Common Stock issuable upon conversion of any shares of Non-Voting Common Stock, in each case acquired by a Holder after the Closing Date if at the time of acquisition such Holder is an Affiliate of the Company, and (iii) securities of the Company acquired by any Holder in respect of such Voting Common Stock and Non-Voting Common Stock (x) issued or distributed by way of a stock dividend, stock split or other distribution, or acquired by way of any rights offering or similar offering made in respect of the shares of Voting Common Stock or Non-Voting Common Stock, or (y) in connection with a combination of shares, recapitalization, acquisition, merger, consolidation or other reorganization; provided that, as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such Registration Statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor rule) under the Securities Act, (iii) they shall have ceased to be outstanding, (iv) they are held by the Company or one of its subsidiaries, or (v) they have been sold in a private transaction in which the transferor's rights and obligations under this Agreement are not assigned to the transferee of such securities in compliance with this Agreement. In addition, notwithstanding anything to the contrary contained in this Agreement, any particular Registrable Securities that are held by a Holder that is not an Affiliate of the Company and that holds, together with its Affiliates, less than three percent (3.0%) of the total outstanding shares of Common Stock shall cease to be Registrable Securities from and after the completion of the Initial Underwritten Offering or, if later, the one year anniversary of the Closing Date.

“Registration” means registration under the Securities Act of an offering of Registrable Securities pursuant to a Demand Offering or a Piggyback Offering.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. The term “Registration Statement” shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.

“road show” means any “road show” as defined in Rule 433 under the Securities Act, including an electronic road show.

“SEC” means the Securities and Exchange Commission or any other governmental agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” shall have the meaning set forth in Section 2(a).

“Transfer” means (i) any direct or indirect sale, assignment, disposition or other transfer, either voluntary or involuntary, of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or other agreement, transaction or series of transactions, in each case that has an exercise or conversion privilege or a settlement or payment mechanism determined with reference to, or derived from the value of, the capital stock of the Company and that hedges or transfers, in whole or in part, directly or indirectly, the economic consequences of such capital stock or interest in capital stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise; provided, that no Transfer shall be deemed to have occurred as a result of the entry into, modification of or existence of any bona fide pledge of the capital stock of the Company in connection with a secured borrowing transaction, the pledgee with respect to which is a financial institution in the business of engaging in secured lending and similar transactions and which has entered into such transaction in the ordinary course of business until such time as the pledgee commences any action to foreclose upon such capital stock or any such capital stock is delivered upon settlement or termination of such pledge. “Transferee” shall have a correlative meaning.

“underwriter” means (other than with respect to Section 7(a)) any underwriter, dealer, broker or other entity participating in any offering or distribution of Registrable Securities.

“underwritten registration” or “underwritten offering” means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

“Voting Common Stock” means the Company’s Voting Common Stock.

2.             Registration.

(a)     Shelf Registration. As promptly as practicable following the time that the Form S-4 is declared effective by the SEC, the Company shall file with the SEC a shelf registration statement on Form S-3 (or, if the Company is not at such time eligible for Form S-3, on Form S-1) permitting the public offering and sale of all Registrable Securities on a continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (the “Initial Shelf Registration Statement”), and thereafter shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective by the SEC (which Initial Shelf Registration Statement shall include a plan of distribution approved by Phoenix (such approval not to be unreasonably withheld or delayed) which shall include sales to underwriters for resale to the public or to institutional investors, sales on stock exchanges or in the over-the-counter market (at prevailing market prices, at prices related to such prevailing market prices or at negotiated prices), block trades, bought deals, purchases by a broker or dealer as principal and resale by that broker or dealer for its own account, derivative transactions with third parties, sales in connection with short sales, other hedging transactions, ordinary broker’s transactions and transactions in which the broker solicits purchasers, and privately negotiated transactions). Phoenix shall, upon request, use its commercially reasonable efforts to furnish to the Company all information concerning Phoenix, its Subsidiaries, directors, officers and (to the extent reasonably available to Phoenix) stockholders and such other matters as may be reasonably necessary or advisable in connection with the preparation and filing of the Initial Shelf Registration Statement. In addition, Phoenix will use its commercially reasonable efforts to provide (i) financial statements (including footnotes) that are timely reviewed (and, if necessary, audited) by Phoenix’s independent auditor, (ii) management’s discussion and analysis of interim and annual financial statements, (iii) the consent of Phoenix’s independent auditor to include annual financial statement reports in the Initial Shelf Registration Statement, (iv) information necessary to prepare selected financial data, and (v) information necessary to enable the Company to prepare required pro forma financial statements and related footnotes, in each case, to the extent reasonably necessary to permit General to prepare and file the Initial Shelf Registration Statement. If during the Effectiveness Period with respect thereto the Initial Shelf Registration Statement shall cease to be effective, then the Company shall promptly file with the SEC and use its commercially reasonable efforts to cause to be declared effective a Registration Statement on an appropriate form under the Securities Act (which shall be on a Form S-3 (or, if the Company is not at such time eligible for Form S-3, on Form S-1)) permitting the public offering and sale all Registrable Securities on a continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (any such Registration Statement described in this sentence, together with the Initial Registration Statement, the “Shelf Registration Statement”). Notwithstanding anything to the contrary contained in this Agreement, except pursuant to a Demand Offering or a Piggyback Offering, no Holder may sell, or offer to sell, or otherwise dispose of, any Registrable Securities under the Shelf Registration Statement (x) during the six-month period commencing on the Closing Date and (y) at any time on or following the one-year anniversary of the Closing Date.

(b)           Demand Offerings. Any Holder or group of Holders (the “Demand Initiating Holders”) shall have the right at any time and from time to time (subject to clause (i) below), by written notice to the Company (the “Demand Notice”), to request that the Company register the sale of some or all of such Holder's Registrable Securities by means of a Qualified Offering (a “Demand Offering”), which Demand Notice shall set forth the Type of Qualified Offering being requested by the Demand Initiating Holders, and the Company shall use its commercially reasonable efforts to facilitate such offering, including the actions required by this Section 2(b).

(i)     The Company shall not be obligated to effect, or take any action to effect, a Demand Offering if (1) the number of Registrable Securities requested to be registered would, if fully sold, yield gross proceeds to such Demand Initiating Holders of less than the Minimum Amount (based on the then-current market price of the Common Stock), or (2) such Demand Notice is received by the Company less than 180 days after the last date on which a Demand Offering was consummated pursuant to this Section 2(b).

(ii)     The Demand Initiating Holders shall deliver the Demand Notice to all other Holders concurrently with notice to the Company. The Demand Notice shall include notice to all other Holders that they have the opportunity to include Registrable Securities held by them in the proposed Demand Offering by submitting their own written notice to the Demand Initiating Holders and the Company (and the Company shall provide any Holder with the names and notice information for all other Holders promptly upon request in connection therewith). Such other Holders must give notice of their election to participate in the Demand Offering to the Demand Initiating Holders and the Company within five (5) Business Days of receipt of such notice. In connection with any Demand Offering in which more than one Holder participates, and the Manager participating in such offering advises in writing (the “Demand Cut-Back Notice”) to the Holders of Registrable Securities to be included in such offering that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the Registrable Securities to be offered by the participating Holders shall be reduced pro rata on the basis of the number of Registrable Securities requested to be registered by each participating Holder in such offering.

(iii)     If a proposed Demand Offering under the Demand Notice can be effected pursuant to the Shelf Registration Statement, the Company shall, as soon as practicable after receiving a Demand Notice, file and effect an amendment of, or supplement to, the Shelf Registration Statement. If the proposed Demand Offering pursuant to a Demand Notice cannot be effected pursuant to the Shelf Registration Statement, the Company, within 60 days of the date on which the Company receives a Demand Notice, shall file with the SEC, and the Company shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the requested Type of Qualified Offering specified by the applicable Demand Notice, of the total number of Registrable Securities sought to be included in the applicable Qualified Offering. In all events, the Company shall otherwise comply with provisions of Section 5 with respect to such Qualified Offering.

(c)           The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration Statement that is not a Shelf Registration Statement, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective, and (ii) in the case of a Shelf Registration Statement, for a period from the date on which the SEC declares the Shelf Registration Statement effective until all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or cease to be Registrable Securities; provided, however, that the Holders acknowledge that no sales of Registrable Securities shall be made thereunder after the one-year anniversary of the Closing Date other than pursuant to a Demand Offering. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such Registration, and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period.”

(d)           The Company shall be entitled to postpone the filing of any Registration Statement or, in the case of a Demand Offering under the Shelf Registration Statement, the filing of any prospectus supplement with respect thereto, otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any Prospectus that is part of a Registration Statement for a reasonable period of time (a “Delay Period”), if the Board of Directors of the Company determines in the Board of Directors’ reasonable judgment and in good faith that the registration and/or distribution of Registrable Securities would require the Company to make an Adverse Disclosure; provided, that the Company shall not use this right more than an aggregate of ninety (90) days in any twelve (12) month period. If the Company shall so suspend the use of a Prospectus, the Holders whose Registrable Securities are included in such Prospectus shall discontinue sales of Registrable Securities pursuant to such Registration Statement, but such Holders may settle any sales of Registrable Securities previously made. The Company shall not be entitled to initiate or continue a Delay Period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, forbid sales in the open market by directors and executive officers of the Company. Upon disclosure of such information or the termination of the condition described above, the Company shall promptly (x) provide notice to the Holders whose Registrable Securities are included in the suspended Prospectus or withdrawn or postponed Registration Statement, (y) terminate any suspension of sales it has put in effect and (z) take such other actions as reasonably necessary to permit registered sales of Registrable Securities as required or contemplated by this Agreement, including, if necessary, the filing of a post-effective amendment or prospectus supplement so that the Registration Statement and Prospectus will not include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Holders acknowledge that, following the one-year anniversary of the Closing Date, the Company shall not be obligated to notify the Holders that an actual or potential Delay Period or Interruption Period has occurred or may occur unless there is a currently pending Demand Offering.

(e)           If the Manager participating in an underwritten offering delivers a Demand Cut-Back Notice, the Company shall include in such Demand Offering (i) first, the number of Registrable Securities the participant Holders wish to sell, and (ii) second, the number of other securities proposed to be included therein by any other Persons (including the Company), allocated among such Persons as the Company may determine. If the number of shares of Common Stock which can be sold pursuant to the Demand Cut-Back Notice is less than the number of Registrable Securities to be sold by the participating Holders, the number of Registrable Securities sold shall be allocated pursuant to the last sentence of Section 2(b)(ii).

(f)            Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 2 in respect of a Demand Offering may, at any time prior to the effective date of the Registration Statement or Prospectus relating to such Demand Offering, revoke such request by providing a written notice to the Company revoking such request (provided, however, that if (x) the Company shall have commenced a road show in respect of such Demand Offering, or (y) the Holders who revoked such request do not promptly reimburse the Company for all of its out-of-pocket costs and expenses incurred in the preparation, filing and processing of the Registration Statement or Prospectus relating to such Demand Offering, then in each case such Demand Offering shall be deemed to have been consummated for purposes of Section 2(b)(i)).

3.             Piggyback Registration.

(a)           Right to Piggyback. If at any time the Company proposes to conduct an underwritten public offering of any of its stock or other equity securities for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement (i) on Form S-8 or Form S-4 or any successor forms thereto, (ii) filed solely in connection with a dividend reinvestment plan or a stock purchase plan or an employee benefit plan, or (iii) in connection with any such offering undertaken pursuant to Section 2), then the Company shall promptly give written notice of such proposed underwritten offering to the Holders at least ten (10) Business Days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as they may request (a “Piggyback Offering”). Subject to Section 3(b), the Company shall include in each such Piggyback Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Securities of such Holder from a Piggyback Offering at any time prior to the distribution of a “red herring” preliminary Prospectus with respect to such Piggyback Offering.

(b)           Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or of any other persons included therein. Notwithstanding the foregoing, if the Company or the Manager participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Offering exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other third party holders with piggyback registration rights with respect to such offering participating in such offering shall be reduced (to zero if necessary) pro rata on the basis of the number of Registrable Securities requested to be registered by each such Holder and the number of shares of Common Stock (or other securities) requested to be registered by such other holder participating in such offering. No such reduction shall reduce the securities being offered by the Company for its own account or, if such offering is made pursuant to a demand registration right of third party holders, for the account of such third party holders.

(c)           Right to Abandon. Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company, in its sole discretion, should decide not to proceed with the proposed underwritten offering pursuant to Section 3(a), regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise. Any such determination not to proceed with an underwritten offering shall not affect the obligations of the Company to pay or to reimburse all registration expenses pursuant to Section 6.

4.            Holdback Agreement. If during the Effectiveness Period, the Company shall file a registration statement (other than a registration statement (1) on Form S-8 or Form S-4 or any successor forms thereto, or (2) filed solely in connection with a dividend reinvestment plan or a stock purchase plan or an employee benefit plan), with respect to an underwritten public offering of Voting Common Stock or securities convertible into, or exchangeable or exercisable for, such securities) then each Holder shall, to the extent not inconsistent with applicable law and if requested by the underwriters in such offering, execute such lock-up agreements as shall be reasonably requested by the underwriters, provided that the Company and the directors and executive officers of the Company execute substantially similar lock up agreements covering a substantially similar lock-up period; provided that, in no event may any such Holder be required to execute a lock-up agreement prohibiting sales for a period beginning more than ten (10) days prior to the pricing date for such offering and ending more than ninety (90) days (or, with respect to the first underwritten public offering of Voting Common Stock following the Closing Date, if requested by the underwriters in such offering, more than one hundred and twenty (120) days) after the consummation of such offering (the “Hold Back Period”). Notwithstanding the foregoing, any obligations of the Holders under this Section 4 shall terminate in the event that (i) the Company or any underwriter terminates, releases or waives, in whole or in disproportionate part, the holdback agreements with respect to the Company, any executive officer or director of the Company or any such other Person who has been granted registration rights by the Company, or (ii) any such Holder was not provided the opportunity in accordance with this Agreement to include its Registrable Securities in such offering as a Piggyback Registration or Demand Registration (other than any Registrable Securities not so included pursuant to Section 2(b)(ii) in connection with a Demand Cut-Back Notice or Section 3(b)).

5.             Registration Procedures.  In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 and subject to provisions thereof, the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)            As promptly as practicable following the time Form S-4 is declared effective, file the Initial Shelf Registration Statement in accordance with first sentence of Section 2(a) and otherwise comply with Section 2(a);

(b)           prepare and file with the SEC any necessary Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders’ intended method or methods of distribution thereof, and, subject to the Company’s right to terminate or abandon a registration pursuant to Section 3(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(c)           prepare and file with the SEC such amendments (including post-effective amendments) to the applicable Registration Statement in respect of such offering, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period, in accordance with the intended methods of disposition specified by the Holders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with such Section 11(a) if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; provided, however, that, before filing the Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall (i) furnish, as far in advance as practically possible, to the Holders of Registrable Securities covered by the Registration Statement and applicable Prospectus and their counsel, and to any underwriters and their counsel, for review and comment, copies of all documents required to be filed and (ii) include all such comments as are reasonably requested by such Holders, underwriter and counsel (including in respect of any description of the Holders);

(d)           notify the Holders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) when the SEC has provided written comments or written correspondence in respect of such Registration Statement, (iii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Holders, (iv) of the issuance by the SEC of any stop order, or any other order by the SEC or another regulatory body, suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the removal of any such stop order, injunction or any proceedings for that purpose and (vii) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or free writing prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)            use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;

(f)            furnish to the Holder of any Registrable Securities covered by such Registration Statement, each counsel for such Holders and each Manager, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, any free writing prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder covered by such Registration Statement may reasonably request in order to facilitate the disposition of the Registrable Securities of such Holder in conformity with the requirements of the Securities Act;

(g)           prior to any public offering of Registrable Securities covered by such Registration Statement, use commercially reasonable efforts to (i) register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Holders of such Registrable Securities and the underwriters (if any) shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement is required to be kept effective and (iii) take any other action which may be reasonably necessary to enable the Holders to consummate the disposition in such jurisdiction of the Registrable Securities owned by the Holders; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time required to be so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

(h)           upon the occurrence of any event contemplated by Section 5(d)(vii), prepare and deliver to the Holders a reasonable number of copies of a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i)            use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Company, and cause to be satisfied all requirements and conditions of such securities exchange or quotation system to the listing or quoting of such securities that are reasonably within the control of the Company including, without limitation, registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the SEC in accordance with the terms hereof;

(j)            on or before the effective date of such Registration Statement, provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement, and provide the transfer agent with printed certificates for the Registrable Securities covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

(k)           cooperate with participating Holders to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the Manager may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the participating Holders at least two (2) Business Days prior to any sale of Registrable Securities, and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of any Holder, prepare and deliver certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(l)            if such offering is an underwritten offering, make available for inspection by any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any Holders of a majority in number of Registrable Securities to be included in such underwritten offering and any such underwriter (collectively, the “Inspectors”), during normal business hours and in a manner not burdensome to the Company, all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries (collectively, the “Records”), as shall be reasonably requested, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with establishing a defense under Section 11 of the Securities Act with respect to such Registration Statement; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if (i) necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that any decision regarding the disclosure of information pursuant to subsection (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company;

(m)          not later than the effective date of a Registration Statement, the Company shall provide to the Holders the CUSIP number for all Registrable Securities;

(n)           if such offering is an underwritten offering, enter into such agreements (including underwriting, distribution, placement or similar agreements in form, scope and substance as is customary in underwritten offerings (including any over allotment or “green shoe” options)) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the Managers) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use commercially reasonable efforts to obtain (x) customary negative assurance letters and (y) opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managers and counsel to the Holders of the Registrable Securities being sold), addressed to each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, (ii) use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iii) cause the senior executive officers of the Company to participate in the customary road show presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto (giving due consideration to management's time and other commitments and endeavoring to only burden management time during normal business hours) (the above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder); and

(o)           use its commercially reasonable efforts to take all actions reasonably necessary to effect the registration, offer and sale of the Registrable Securities as contemplated by this Agreement.

The Company may require each Holder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Holder and such Holder’s intended method of disposition such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder’s Registrable Securities from such Registration Statement.

Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 5(d)(ii), 5(d)(iii), 5(d)(iv), 5(d)(v) or 5(d)(vii), that such Holder shall discontinue disposition of any Registrable Securities covered by the Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(h), or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

Each Holder of Registrable Securities covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary Prospectus, free writing Prospectus, road show or Prospectus in connection with the offering of such Registrable Securities.

6.             Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses of compliance with securities or “Blue Sky” laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing and copying expenses (including expenses of printing certificates for Registrable Securities and of printing Prospectuses if the printing of Prospectuses is requested by the Holders or the Managers, if any) and expenses associated with a road show, (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company’s counsel, selected by Holders of a majority of the Registrable Securities being registered, to represent all such Holders, (viii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities (excluding underwriting discounts and commissions), (ix) fees and expenses of any transfer agent or custodian and (x) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement customarily paid by issuers of securities. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders in connection with any particular Demand Offering or Piggyback Offering (to be selected by the Demand Initiating Holders, if applicable, or a majority in interest of participating Holders), and any discounts, commissions or brokers’ fees or fees of similar securities industry professionals, and any transfer taxes relating to the disposition of the Registrable Securities by a Holder, will be payable by such Holder, and the Company will have no obligation to pay any such amounts.

7.             Underwriting Requirements.

(a)           In the case of any underwritten offering pursuant to a Demand Offering or Piggyback Offering, the Company shall select the Manager that shall manage or lead such offering and any other underwriter with respect thereto.

(b)           In the case of any Demand Offering, no Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting, distribution or other similar agreement with such underwriter or underwriters (including a Manager) for such offering in such form as the Demand Initiating Holders, the Company and such underwriter or underwriters shall reasonably determine; provided, that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than customary representations and warranties regarding such Holder (including such Holder’s ownership of the shares to be sold pursuant to such underwriting, the authorization, execution and delivery of the underwriting agreement by such Holder and the absence of consents required to be obtained by such Holder and conflicts with respect to such Holder in connection with the offering)) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 8.

(c)           In the case of any Piggyback Offering that is an underwritten offering, no Holder shall be entitled to participate in such an underwritten offering unless and until such Holder has entered into an underwriting, distribution or other similar agreement with such underwriter or underwriters for such offering in such form as the Company and such institution or institutions shall reasonably determine; provided, that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representation or warranties to the Company or the underwriters (other than customary representations and warranties regarding such Holder (including such Holder’s ownership of the shares to be sold pursuant to such underwriting, the authorization, execution and delivery of the underwriting agreement by such Holder, the absence of consents required to be obtained by such Holder and conflicts with respect to such Holder in connection with the offering)) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 9.

8.     Indemnification.

(a)           Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, each of such Holders’ officers, employees, directors, trustees, partners, managers, members, and agents and employees of each of them, any underwriter (as defined in the Securities Act) for such Holder, and each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), or such Holder’s securities or such underwriter, officers, and the employees, directors, trustees, partners, managers, members and agents and employees of each such controlling person (each such Person, a “Covered Person”) to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, costs (including costs of investigation or preparation and reasonable attorneys’ fees) and expenses (including any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such Covered Person may become subject (collectively, “Losses”), as incurred, arising out of or based upon (w) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto in any preliminary Prospectus or any other document incorporated by reference therein, any free writing prospectus, any information the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or any other material or information provided to or made available to investors by, or with the approval of, the Company in connection with the offering, including any road show for the offering (collectively, “Marketing Materials”), (x) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use in the Marketing Materials, (y) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (z) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any such Covered Person to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (A) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus, and (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities. The indemnity agreement in this Section 8(a) shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (not to be unreasonably withheld). The Company shall not be liable for any Loss to the extent it arises out of or is based upon a statement, omission or violation which occurs in reliance upon and in conformity with information with respect to such Holder, underwriter or controlling person furnished in writing expressly for use in connection with such registration by such Holder, underwriter or controlling person.

(b)           Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Marketing Materials and agrees to indemnify, severally and not jointly with the other Holders and to the fullest extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), the directors, officers, agents or employees of such controlling persons and any underwriter and any control person of such underwriter, from and against all Losses arising out of or based upon (x) any untrue or alleged untrue statement of a material fact contained in the Marketing Materials or (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission occurs in reliance upon and is consistent with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Marketing Materials. No Holder shall be held liable for any damages in excess of the total amount of proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts and commissions) under a particular Registration Statement. The indemnity agreement in this Section 8(b) shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Holder (not to be unreasonably withheld).

(c)           Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability, except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other Indemnified Parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder, and (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party.

(d)           Contribution. If the indemnification provided for in this Section 8 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding three sentences. Notwithstanding the provision of this Section 8(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           The indemnities provided in this Section 8 shall survive the transfer or assignment of any Registrable Securities by such Holder.

(f)            Deemed Underwriter. To the extent that any of the Holders is, or would be reasonably expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 8 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

9.             Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its commercially reasonable efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar rule), for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act.

(b)           Use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

(c)           Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act.

10.          Miscellaneous.

(a)           Limitations on Subsequent Registration Rights. After the date of this Agreement, the Company shall not grant registration rights to any third party which are inconsistent with the registration rights granted to Holders hereunder, unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities. As of the date of this Agreement and as of the Combination Merger Effective Time, the Company represents and warrants to the Holders that it has not and will not have entered into any other agreement providing any Person with registration rights with respect to securities of the Company that will be in force from and after the Combination Merger Effective Time.

(b)           Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than with respect to Section 8) shall terminate on the first date on which no Registrable Securities remain outstanding. Prior to the Combination Merger Effective Time, any Holder party to the Original Agreement may elect not to be party to this Agreement by so indicating in such Holder’s Letter of Transmittal or via other notice to the Company, and none of such Holder’s securities shall be deemed to be Registrable Securities. No such termination election shall be effective if made from and after the Combination Merger Effective Time.

(c)            Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (i) when personally delivered to the party to be notified; (ii) when sent by confirmed facsimile to the party to be notified at the number set forth below; (iii) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the party to be notified as set forth below; or (iv) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows or to such other address or to such other telecopier number as such party may designate in writing from time to time:

In the case of the Company, to:

Media General, Inc.
333 E. Franklin Street
Richmond, Virginia 23219
Attention:     James F. Woodward
                       Andrew C. Carington, Esq
Facsimile: (804) 887-7021

with copies (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:     Philip Richter, Esq.
     John E. Sorkin, Esq.
Facsimile:     (212) 859-4000

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton, LLP

919 Third Avenue

New York, NY 10022

Attention: Jonathan E. Levitsky, Esq.

Facsimile: (212) 909-6836

In the case of Phoenix (prior to the Combination Merger Effective Time), to:

c/o Young Broadcasting, LLC
441 Murfreesboro Road
Nashville, TN 37210
Attention: General Counsel
Facsimile: (615) 369-7388

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton, LLP

919 Third Avenue

New York, NY 10022

Attention: Jonathan E. Levitsky, Esq.

Facsimile: (212) 909-6836

In the case of the Holders:

To the names and addresses set forth on each Holder’s signature pages hereto. In the case of any other Holder, to such Holder at its address set forth in the stock ledger of the Company.

(d)           Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

(e)           Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns. The obligations of Phoenix hereunder may not be assigned. The rights to cause the Company to register Registrable Securities pursuant to Sections 2 and 3 may not be assigned; provided, that, notwithstanding the foregoing, a Holder shall be permitted to assign its rights to cause the Company to register Registrable Securities pursuant to Sections 2 and 3 to (i) an Affiliate of such Holder in connection with a transfer or assignment by such Holder of such Registrable Securities to such Affiliate, or (ii) any other Person in connection with a transfer or assignment by such Holder of such Registrable Securities if such Registrable Securities represent, at the time of such transfer or assignment, at least five percent (5%) of the outstanding shares of Common Stock; provided, further, that, in the case of each of clauses (i) and (ii), such transfer or assignment of Registrable Securities is otherwise effected in accordance with applicable securities laws and in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder. From and after the time of any such permitted assignment of registration rights hereunder, the applicable transferee shall be a Holder hereunder. No transfer or assignment will divest a Holder or any subsequent owner of such rights and powers, unless all Registrable Securities are transferred or assigned.

(f)            Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement, and any documents delivered by the parties in connection herewith) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

(g)           Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and Holders of at least a majority in number of the Registrable Securities then outstanding (and, prior to the Combination Merger Effective Time, Phoenix).

(h)           Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

(i)            Interpretation.

(i)     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(ii)     The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders, as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(iii)     The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iv)     When a reference is made in this Agreement to a Section, paragraph, Exhibit or Schedule, such reference is to a Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(v)     The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to include the words “without limitation”, unless otherwise specified.

(vi)     A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(j)            Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

(k)           Governing Law. This Agreement shall be governed and construed in accordance with the internal Laws of the Commonwealth of Virginia applicable to contracts made and wholly performed within such commonwealth, without regard to any applicable conflicts of law principles that would result in the application of the Laws of any other jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Eastern District of Virginia (or, if that court does not have jurisdiction, the Circuit Court for the City of Richmond, Virginia), and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(c) shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)            Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform any act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

(m)          Enforcement of Agreement; Specific Performance. The parties hereto acknowledge and agree that the parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance, breach or threatened breach of this Agreement could not be adequately compensated by monetary damages alone and the parties are without an adequate remedy at law. Accordingly, the parties shall be entitled (in addition to any other remedy that may be available to them whether in law or equity, including monetary damages) to seek and obtain (i) enforcement of any provision of this Agreement by a decree or order of specific performance and (ii) a temporary, preliminary and/or permanent injunction to prevent breaches or threatened breaches of any provisions of this Agreement without posting any bond or undertaking. The parties further agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists adequate remedy at law. Each parties hereby expressly further waives (i) any defense in any action for specific performance that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or in equity and (ii) any requirement under any Law to post security as a prerequisite to obtaining equity relief.

(n)           Orderly Exit. From and after the date hereof through the Combination Merger Effective Time, no party hereto (other than Phoenix and General) shall enter into any swap or other agreement, transaction or series of transactions with respect to General capital stock (whether or not such party is the Beneficial Owner of Company capital stock) in each case that has an exercise or conversion privilege or a settlement or payment mechanism determined with reference to, or derived from the value of, the capital stock of the Company and that hedges or transfers, in whole or in part, directly or indirectly, the economic consequences of such capital stock or interest in capital stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise (other than any transaction among such party’s Affiliate(s)). From and after the Combination Merger Effective Time, until the six (6) month anniversary thereof, except in connection with a Demand Offering (including the Initial Underwritten Offering), each Holder agrees with the Company (severally and not jointly) that such Holder without the prior written consent of the Company shall not Transfer any shares of capital stock of the Company.

(o)           Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement, including in respect of an alternate registration rights agreement for the securities of Phoenix or any Affiliate thereof in respect of any restructured business combination of the Company and Phoenix as contemplated by Section 1.9(c) of the Merger Agreement.

(p)           Effective Time. This Agreement shall become effective at the Combination Merger Effective Time; provided that, notwithstanding the foregoing, (i) the obligations of the Company and Phoenix relating to the preparation and filing of the Initial Shelf Registration Statement shall become effective on the date that the Form S-4 is declared effective by the SEC, and (ii) the obligations of the parties hereto pursuant to Section 10(n) shall become effective as of the date hereof. Until immediately prior to the Combination Merger Effective Time, the terms and provisions of the Original Agreement shall remain in effect. In the event that the Merger Agreement is terminated, this Agreement shall be null, void and of no effect.

(q)           Signatures. The execution of this Agreement by the Company, Phoenix and each of the Holders (the “Voting Agreement Holders”) who are party to that certain Written Consent and Voting Agreement, dated as of June 5, 2013, by and among the Company, certain equityholders of Phoenix, Phoenix and the Secretary of Phoenix (the “Voting Agreement”) is evidenced by their execution of the Voting Agreement pursuant to Section 7.1 thereof, and the notice information of stockholders under Section 10(c) hereof shall be as set forth in the Voting Agreement. The execution of this agreement by each Holder who is not a Voting Agreement Holder is evidenced such Holder’s signature to the Original Agreement, or may be evidenced by a joinder hereto or thereto, or a signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

MEDIA GENERAL, INC.

By:	/s/ James F. Woodward

Name: James F. Woodward

Title: Vice President and Chief Financial Officer

NEW YOUNG BROADCASTING HOLDING CO., INC.

By:	/s/ Deborah A. McDermott

Name: Deborah A. McDermott

Title: President and CEO

[Signature Page to Registration Rights Agreement]